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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of American International Group, Inc. for the registration of its convertible debt securities, and to the incorporation by reference therein of (i) our report dated January 23, 2001 with respect to the consolidated financial statements of American General Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000 and the related financial statement schedules included therein and (ii) our report dated January 23, 2001 with respect to the consolidated financial statements and related financial statement schedules of American General Corporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 included in American International Group, Inc.'s Current Report on Form 8-K dated October 9, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP
                                        ----------------------
                                        Ernst & Young LLP


Houston, Texas
November 6, 2001